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                                                                   Exhibit 21.1

21.1  Subsidiaries

   As of December 31, 2002, all of the below listed direct or indirect subsidiaries of Ventiv Health, Inc. and their direct and indirect subsidiaries will be, either directly or indirectly, 100% owned by Ventiv Health, Inc.

Legal Entity               Incorporation State        Country
------------               -------------------        -------
Health Products Research,
 Inc.                      New Jersey                 US
Imedex USA, Inc.           Georgia                    US
MMD, Inc.                  New Jersey                 US
PromoTech Research
 Associates, Inc.          Colorado                   US
Scientific Exchange, Inc.  Connecticut                US
Ventiv Health
 Communications, Inc.      Delaware                   US
Ventiv Health U.S. Sales,
 Inc.                      New Jersey                 US
Halliday Jones Sales
 Limited                                              UK
Health Products Research
 (UK) Limited                                         UK
Kestrel Healthcare Limited                            UK
Rapid Deployment Group
 Limited                                              UK
Rapid Deployment Limited                              UK
Ventiv Healthcare Services                            UK
Ventiv Limited                                        UK
Houdstermaatschappij
 Boussauw Holding, B.V.                               Netherlands
Imedex Holding, B.V.                                  Netherlands
Imedex Netherlands                                    Netherlands
Silver Blue Holding, B.V.                             Netherlands
RDL Magyarorszag KFT                                  Hungary
Actipharm SARL                                        France
Laboratorie Socopharm SARL                            France
Marques Pharma S.A.                                   France
S.A. Hotel Royal Navarin                              France
S.A. Sogesphar                                        France
Ventiv Health Services
 France                                               France
Ventiv Medical Services
 France                                               France

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